Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter Ended March 31, 2024

Q1 2024 HIGHLIGHTS
•Revenue up 9% versus Q1 2023
•Net income (loss) improved $24 million over Q1 2023 to a loss of $8 million
•Adjusted EBITDA up 93% versus Q1 2023
•Cash flow from operating activities up 208% versus Q1 2023
•Repurchased 2 million shares for $63 million
•Raising guidance range for full-year 2024

Omaha, NE — April 30, 2024 — ACI Worldwide (NASDAQ: ACIW), a global leader in mission-critical, real-time payments software, announced financial results today for the quarter ended March 31, 2024.
"Q1 results exceeded our expectations, and we are increasing the high end of our full year targets," said Thomas Warsop, president and CEO of ACI Worldwide. "We continue to see strength in the Bank segment, particularly in our Real-Time Payments and Fraud Management solutions, which both grew more than 20% in the quarter. Overall, we are pleased to have delivered on our commitments in the quarter, with strong results across key financial metrics, including revenue and adjusted EBITDA growth and operating cash flow generation. Looking forward, our pipeline continues to strengthen, we are focused on the execution of our strategy, and we are confident in our ability to capitalize on the significant opportunities in front of us."
FINANCIAL SUMMARY
In Q1 2024, revenue was $316 million, up 9% from Q1 2023. Recurring revenue of $264 million represented 83% of total revenue in the quarter. Net loss was $8 million versus $32 million in Q1 2023. Adjusted EBITDA in Q1 2024 was $48 million, up 93% from Q1 2023. Cash flow from operating activities in Q1 2024 was $123 million, up 208% from Q1 2023.
•Bank segment revenue increased 20% in Q1 2024, with Fraud Management and Real Time Payment products growing 23% and 28%, respectively. Bank segment adjusted EBITDA grew 69% versus Q1 2023.
•Merchant segment revenue grew 3% in Q1 2024 and Merchant segment adjusted EBITDA increased 63%, versus Q1 2023.
•Biller segment revenue increased 5% in Q1 2024 and Biller segment adjusted EBITDA increased 4% versus Q1 2023.

ACI ended Q1 2024 with $183 million in cash on hand and a debt balance of $1 billion, which represents a net debt leverage ratio of 2.0x. The company repurchased 2 million shares for approximately $63 million in capital in Q1 2024 and to date in Q2 2024 has repurchased an additional 1 million shares. At the end of the quarter, the company had approximately $109 million remaining available on the share repurchase authorization.
RAISING 2024 GUIDANCE RANGE
For the full year of 2024, we are raising the top end of our guidance for both revenue and adjusted EBITDA. We now expect revenue to be in the range of $1.547 billion to $1.581 billion, up from the range of $1.547 billion to $1.576 billion. We now expect adjusted EBITDA to be in the range of $418 million to $433 million, up from the range of $418 million to $428 million. For Q2 2024, we expect revenue to be between $345 million and $355 million and adjusted EBITDA of $60 million to $70 million.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Today, management will host a conference call at 8:30 a.m. ET to discuss these results. Interested persons may access a real-time audio broadcast of the teleconference at http://investor.aciworldwide.com/ or use the following number for dial-in participation: toll-free 1 (888) 660-6377 and conference code 3153574.
About ACI Worldwide
ACI Worldwide is a global leader in mission-critical, real-time payments software. Our proven, secure and scalable software solutions enable leading corporations, fintechs, and financial disruptors to process and manage digital payments, power omni-commerce payments, present and process bill payments, and manage fraud and risk. We combine our global footprint with a local presence to drive the real-time digital transformation of payments and commerce.
© Copyright ACI Worldwide, Inc. 2024.
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.
For more information contact:

Investor Relations
John Kraft
SVP, Head of Strategy and Finance
239-403-4627 / john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring Revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

•ARR: New annual recurring revenue expected to be generated from new accounts, new applications, and add-on sales bookings contracts signed in the period.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements in this press release include, but are not limited to: (i) our pipeline continues to strengthen, we are focused on continued execution of our strategy, and confident in our ability to capitalize on the significant opportunities in front of us and (ii) statements regarding Q2 2024 and full year 2024 revenue and adjusted EBITDA financial guidance.
All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions or failure of our information technology and communication systems, security breaches or viruses, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, divestitures and other restructuring activities, implementation and success of our strategy, impact if we convert some or all on-premise licenses from fixed-term to subscription model, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, consent orders and other compliance agreements, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, events in eastern Europe and the Middle East, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, complex regulations applicable to our payments business, our compliance with privacy and cybersecurity regulations, exposure to unknown tax liabilities, changes in tax laws and regulations, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, events outside of our control including natural disasters, wars, and outbreaks of disease, and revenues or revenue mix. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$183,393	$164,239
Receivables, net of allowances	345,125	452,337
Settlement assets	700,733	723,039
Prepaid expenses	34,416	31,479
Other current assets	34,935	35,551
Total current assets	1,298,602	1,406,645
Noncurrent assets
Accrued receivables, net	290,186	313,983
Property and equipment, net	36,924	37,856
Operating lease right-of-use assets	33,153	34,338
Software, net	112,368	108,418
Goodwill	1,226,026	1,226,026
Intangible assets, net	186,782	195,646
Deferred income taxes, net	56,017	58,499
Other noncurrent assets	60,143	63,328
TOTAL ASSETS	$3,300,201	$3,444,739
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$44,292	$45,964
Settlement liabilities	699,804	721,164
Employee compensation	26,938	53,892
Current portion of long-term debt	34,875	74,405
Deferred revenue	77,147	59,580
Other current liabilities	65,764	82,244
Total current liabilities	948,820	1,037,249
Noncurrent liabilities
Deferred revenue	20,117	24,780
Long-term debt	981,851	963,599
Deferred income taxes, net	39,465	40,735
Operating lease liabilities	27,378	29,074
Other noncurrent liabilities	25,517	25,005
Total liabilities	2,043,148	2,120,442
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	714,936	712,994
Retained earnings	1,387,216	1,394,967
Treasury stock	(733,927)	(674,896)
Accumulated other comprehensive loss	(111,874)	(109,470)
Total stockholders’ equity	1,257,053	1,324,297
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,300,201	$3,444,739

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenues
Software as a service and platform as a service	$215,732	$204,930
License	29,973	18,331
Maintenance	47,754	50,103
Services	22,560	16,312
Total revenues	316,019	289,676
Operating expenses
Cost of revenue (1)	191,107	178,554
Research and development	34,993	37,118
Selling and marketing	26,750	35,435
General and administrative	26,000	31,382
Depreciation and amortization	27,609	31,539
Total operating expenses	306,459	314,028
Operating income (loss)	9,560	(24,352)
Other income (expense)
Interest expense	(19,010)	(18,892)
Interest income	4,009	3,505
Other, net	(2,025)	(3,395)
Total other income (expense)	(17,026)	(18,782)
Loss before income taxes	(7,466)	(43,134)
Income tax expense (benefit)	285	(10,826)
Net loss	$(7,751)	$(32,308)
Loss per common share
Basic	$(0.07)	$(0.30)
Diluted	$(0.07)	$(0.30)
Weighted average common shares outstanding
Basic	106,799	108,156
Diluted	106,799	108,156
(1) The cost of revenue excludes charges for depreciation and amortization.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(7,751)	$(32,308)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	3,631	6,131
Amortization	23,978	25,408
Amortization of operating lease right-of-use assets	2,568	2,767
Amortization of deferred debt issuance costs	936	1,115
Deferred income taxes	1,006	(10,382)
Stock-based compensation expense	8,099	5,301
Other	(1,311)	(290)
Changes in operating assets and liabilities:
Receivables	127,269	88,960
Accounts payable	(448)	(1,308)
Accrued employee compensation	(26,453)	(15,593)
Deferred revenue	13,907	10,202
Other current and noncurrent assets and liabilities	(22,190)	(39,935)
Net cash flows from operating activities	123,241	40,068
Cash flows from investing activities:
Purchases of property and equipment	(3,208)	(2,258)
Purchases of software and distribution rights	(14,582)	(6,481)
Net cash flows from investing activities	(17,790)	(8,739)
Cash flows from financing activities:
Proceeds from issuance of common stock	693	707
Proceeds from exercises of stock options	475	78
Repurchase of stock-based compensation awards for tax withholdings	(3,302)	(3,001)
Repurchases of common stock	(62,515)	—
Proceeds from revolving credit facility	164,000	50,000
Repayment of revolving credit facility	(152,000)	(45,000)
Proceeds from term portion of credit agreement	500,000	—
Repayment of term portion of credit agreement	(529,073)	(14,606)
Payments for debt issuance costs	(5,141)	—
Payments on or proceeds from other debt, net	(2,694)	(5,670)
Net decrease in settlement assets and liabilities	(18,933)	(2,834)
Net cash flows from financing activities	(108,490)	(20,326)
Effect of exchange rate fluctuations on cash	2,314	2,557
Net increase (decrease) in cash and cash equivalents	(725)	13,560
Cash and cash equivalents, including settlement deposits, beginning of period	238,821	214,672
Cash and cash equivalents, including settlement deposits, end of period	$238,096	$228,232
Reconciliation of cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$183,393	$142,412
Settlement deposits	54,703	85,820
Total cash and cash equivalents	$238,096	$228,232

	Three Months Ended March 31,
Adjusted EBITDA (millions)	2024	2023
Net loss	$(7.8)	$(32.3)
Plus:
Income tax expense (benefit)	0.3	(10.8)
Net interest expense	15.0	15.4
Net other (income) expense	2.0	3.4
Depreciation expense	3.6	6.1
Amortization expense	24.0	25.4
Non-cash stock-based compensation expense	8.1	5.3
Adjusted EBITDA before significant transaction-related expenses	$45.2	$12.5
Significant transaction-related expenses:
Cost reduction strategies	$2.6	$8.3
European datacenter migration	—	1.0
Other	0.3	3.1
Adjusted EBITDA	$48.1	$24.9
Revenue, net of interchange:
Revenue	$316.0	$289.7
Interchange	112.4	106.2
Revenue, net of interchange	$203.6	$183.5

Net Adjusted EBITDA Margin	24%	14%

	Three Months Ended March 31,
Segment Information (millions)	2024	2023
Revenue
Banks	$105.4	$88.0
Merchants	35.7	34.8
Billers	174.9	166.9
Total	$316.0	$289.7
Recurring Revenue
Banks	$54.8	$55.6
Merchants	33.8	32.5
Billers	174.9	166.9
Total	$263.5	$255.0
Segment Adjusted EBITDA
Banks	$41.6	$24.7
Merchants	10.7	6.5
Billers	30.7	29.6

	Three Months Ended March 31,
	2024		2023
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net loss	$(0.07)	$(7.8)	$(0.30)	$(32.3)
Adjusted for:
Significant transaction-related expenses	0.02	2.2	0.09	9.5
Amortization of acquisition-related intangibles	0.06	6.4	0.06	6.4
Amortization of acquisition-related software	0.03	3.4	0.04	4.4
Non-cash stock-based compensation	0.06	6.2	0.04	4.0
Total adjustments	$0.17	$18.2	$0.23	$24.3
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.10	$10.4	$(0.07)	$(8.0)

	Three Months Ended March 31,
Recurring Revenue (millions)	2024	2023
SaaS and PaaS fees	$215.7	$204.9
Maintenance fees	47.8	50.1
Recurring Revenue	$263.5	$255.0

New Bookings (millions)[1]	Three Months Ended March 31,		TTM Ended March 31,
	2024	2023	2024	2023
Annual recurring revenue (ARR) bookings	$6.4	$11.4	$68.4	$94.9
License and services bookings	27.2	23.0	243.4	186.1

1 Amounts for the TTM ended March 31, 2023 are adjusted for the divestiture of Corporate Online Banking in September 2022